NSAR ITEM 77O

Van Kampen American Capital Convertible Securities Fund
10f-3 Transactions


                                                       Amount of shares
Underwriting #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  Boston Chicken,  Merrill Lynch      450,000            0.180%                 04/22/97
                   Inc.




Other Firms participating in Underwriting:

Underwriting for #1
-------------------
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated